CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Strategic Series of our reports dated July 16, 2025, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Strategic Series’ Certified Shareholder Report on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 25, 2025

Appendix A

Fund	Opinion Date
John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio	July 16, 2025
John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio	July 16, 2025
John Hancock Managed Account Shares Securitized Debt Portfolio	July 16, 2025
John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio	July 16, 2025
John Hancock Managed Account Shares Bond Completion Portfolio	July 16, 2025